SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of March 17, 2020 (this "**Agreement**"), is made and entered into by and among AXIM Biotechnologies, Inc., a Nevada corporation ("**AXIM**" or the **"Company"**) on the one hand; and Sapphire Biotech, Inc., a Delaware corporation ("**Sapphire**") and the Stockholders of Sapphire listed on Exhibit A attached hereto (each, a "**Sapphire Stockholder**" and collectively the "**Sapphire Stockholders**") that meet the requirements of eligibility and participate in the Share Exchange (as hereinafter defined), on the other hand.

RECITALS

WHEREAS, AXIM desires to acquire up to 100% of the issued and outstanding shares of Sapphire by means of a share exchange with the eligible Sapphire Stockholders (the "**Share Exchange**"), upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, the Sapphire Stockholders hold an amount of shares of Sapphire's common stock which represents up to 100% of the issued and outstanding capital stock of Sapphire (the "**Sapphire Shares**");

WHEREAS, upon the Closing (as hereinafter defined) of the Share Exchange, Sapphire would become a subsidiary of AXIM, and the Sapphire Stockholders immediately prior to closing that were eligible and participated in the Share Exchange would become stockholders of AXIM; and

WHEREAS, it is intended by the parties hereto that the Agreement shall constitute a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

THE SHARE EXCHANGE

1.1 The Share Exchange. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) the parties shall do the following:

(a) The eligible Sapphire Stockholders will sell, convey, assign, transfer and deliver to AXIM the Sapphire Shares, which shall constitute up to 100% of the issued and outstanding shares of capital stock of Sapphire, through delivery of a properly executed and authenticated assignment separate from certificate (the "**Assignment Separate from Certificate**") attached hereto as Exhibit B.

(b) In exchange for the transfer of the Sapphire Shares that are eligible for the Share Exchange as set forth herein, AXIM will issue to each of the eligible Sapphire

Stockholders a number of shares of AXIM's newly-issued common stock equal to the number of shares set forth opposite such Sapphire Stockholder's name on Exhibit A hereof multiplied by 60 (the "**AXIM Shares**"), i.e., at an exchange ratio of 1 share of Sapphire for 60 shares of AXIM; *provided however*, the eligibility of certain of the Sapphire Stockholders to participate in the Share Exchange shall be subject to certain lock-up and leak-out restrictions agreed upon by and between AXIM, Sapphire and the Sapphire Stockholders pursuant to those certain Lock-Up and Leak-Out and Release Agreements (the "**Lock-Up Agreements**"). Those Sapphire Shareholders required to execute a Lock-Up Agreement shall only be eligible for the Share Exchange upon execution and delivery of the Lock-Up Agreement so designated for that particular Sapphire Stockholder (each such Sapphire Stockholder required to execute a Lock-Up Agreement may also be referred to herein as a **"Sapphire Lock-Up Stockholder"** and collectively may be referred to as the **"Sapphire Lock-Up Stockholders"**). For the avoidance of doubt, certain Sapphire Stockholders, including but not limited to Skysong Innovations, LLC ("Skysong"), shall not be required by the Company to execute a Lock-Up Agreement as a condition to their eligibility to participate in the Share Exchange, and not every Lock-Up Agreement is identical in its terms.

(c) As more particularly set forth in Article 6 (Conditions to Closing), the effectiveness of this Agreement and the Company's obligation to consummate the transactions contemplated hereby with respect to any Sapphire Lock-Up Stockholder is conditioned upon the delivery by such Sapphire Lock-Up Stockholder of a duly executed copy of their respective Lock-Up Agreement.

1.2 Closing. The closing of the Share Exchange shall take place remotely via the exchange of documents and signatures at such time and place as the parties mutually agree upon, orally or in writing (which time and place are designated as the "**Closing**"). In the event there is more than one closing, the term "**Closing**" shall apply to each such closing unless otherwise specified and the date of each such Closing shall be its respective **"Closing Date"**. "**Transaction Documents**" means this Agreement, the Lock-up Agreement and the Assignment Separate from Certificate.

1.3 Taking of Necessary Action; Further Action. If, at any time either before or after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the Sapphire Stockholders, Sapphire and/or AXIM (as applicable) shall perform or cause to be performed any further acts and execute and deliver any documents that may be reasonably necessary or advisable to carry out the provisions of this Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF SAPPHIRE

Sapphire hereby represents and warrants to AXIM as follows:

2.1 Organization. Sapphire has been duly organized, validly exists as a corporation, and is in good standing under the laws of Delaware, and has the requisite power to carry on its business as now conducted.

2.2 Capitalization. Sapphire's authorized capital stock consists of 100,000,000 shares of Common Stock and 0 shares of Preferred Stock, of which (a) 900,000 shares of Common Stock, (the "**Sapphire Common Stock Outstanding**") shall be issued and outstanding immediately prior to the Closing, and (b) 0 shares of Preferred Stock shall be issued and outstanding immediately prior to the Closing. When transferred pursuant to this Agreement, the Sapphire Shares will be duly authorized, validly issued, fully-paid, non-assessable and free of preemptive rights. As of the Closing, there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Sapphire is a party or which are binding upon Sapphire providing for the issuance by Sapphire or transfer by Sapphire of additional shares of Sapphire's capital stock and Sapphire has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments to issue capital stock of Sapphire. There are no voting trusts or any other agreements or understandings with respect to the voting of Sapphire's capital stock. There are no obligations of Sapphire to repurchase, redeem or otherwise acquire any shares of its capital stock as of the Closing.

2.3 Indebtedness. As of the Closing, Sapphire shall have no indebtedness outstanding other than two (2) convertible promissory notes in the principal amounts of $310,000 and $190,000, respectively. Sapphire specifically represents and warrants that all accrued and unpaid salaries/consulting fees, commissions and compensation of any type as of the Closing has been paid in full.

2.4 Authority Relative to this Agreement. Sapphire has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Sapphire and the consummation by Sapphire of the transactions contemplated hereby have been duly authorized and no other actions on the part of Sapphire are necessary to authorize this Agreement or the transactions contemplated hereby.

2.5 Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by Sapphire of the transactions contemplated by this Agreement.

2.6 Intellectual Property. Sapphire owns or possesses or can acquire on commercially reasonable terms sufficient legal rights to all Sapphire intellectual property without any known conflict with, or infringement of, the rights of others. To Sapphire's knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by Sapphire violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. There are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Sapphire intellectual property, nor is Sapphire bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. Sapphire has not received any communications alleging that Sapphire has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. To Sapphire's knowledge, it will not be

necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by Sapphire, unless such inventions have been duly assigned to Sapphire at or prior to the Closing. Each employee and consultant has assigned to Sapphire all intellectual property rights he or she owns that are related to Sapphire's business as now conducted and as presently proposed to be conducted. For purposes of this Subsection 2.5, Sapphire shall be deemed to have knowledge of a patent right if Sapphire has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

2.7 Disclosure. The representations and warranties and statements of fact made by Sapphire in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SAPPHIRE STOCKHOLDERS

Each of the Sapphire Stockholders hereby severally represents and warrants to AXIM as follows as itself and its Sapphire Shares only, notwithstanding anything to the contrary set forth below:

3.1 Ownership of the Sapphire Shares. In the case of Skysong, except as provided in that certain License Agreement, dated as of January 13, 2020, between Sapphire and Skysong: (a) such Sapphire Stockholder owns, beneficially and of record, valid and marketable title to the Sapphire Shares set forth opposite such Sapphire Stockholder's name in Exhibit A attached hereto, free and clear of any and all security interests, liens, adverse claims, charges, pledges, restrictions, rights of first refusal or co-sale, encumbrances, equities, proxies, options, shareholders' agreements or exceptions to title of any kind; and (b) such Sapphire Stockholder represents that such person has no right or claims whatsoever to any shares of Sapphire, other than the interests listed across such Sapphire Stockholder on Exhibit A and does not have any options, warrants or any other instruments entitling such Sapphire Stockholder to exercise to purchase or convert into any shares of Sapphire. At the Closing, the Sapphire Stockholders will convey to AXIM good and marketable title to the Sapphire Shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders' agreements or restrictions.

3.2 Authority Relative to this Agreement. This Agreement has been duly and validly executed and delivered by each Sapphire Stockholder and constitutes a valid and binding agreement of each eligible Sapphire Stockholder, enforceable against each eligible Sapphire Stockholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

3.3 No Consents. No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the

execution of this Agreement by any Sapphire Stockholder or for the consummation by each Sapphire Stockholder of any of the transactions contemplated hereby.

3.4 Restricted Securities. Each Sapphire Stockholder acknowledges that the AXIM Shares will not be registered pursuant to the Securities Act of 1933, as amended (the "**Securities Act**") or any applicable state securities laws, that the AXIM Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the AXIM Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this regard, each Sapphire Stockholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.5 Disclosure of Information. The Sapphire Stockholder has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the AXIM Shares with the Company's management and has had an opportunity to consult with his/her/its financial, legal and tax advisor(s) in connection with the transactions contemplated by this Agreement and the Lock-Up Agreement. The foregoing, however, does not limit or modify the representations and warranties of the Company in Article 4 of this Agreement or the right of the Sapphire Stockholders to rely thereon.

3.6 No General Solicitation. Neither the Sapphire Stockholder, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the AXIM Shares.

3.7 Status of Stockholder. Each of the Sapphire Stockholders hereby represents and warrants that it is an "**Accredited Investor**" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act; or

3.8 Investment Risk. Each Sapphire Stockholder is able to bear the economic risk of acquiring the AXIM Shares pursuant to the terms of this Agreement, including a complete loss of such Sapphire Stockholder's investment in the AXIM Shares. Each Sapphire Stockholder acknowledges that Sapphire makes no representations or warranties concerning the merits of an investment in the AXIM Shares, and each Sapphire Stockholder understands and acknowledges that neither the Company nor Sapphire makes any representations concerning the liquidity of the Company's shares or any Sapphire Stockholder's ability to sell his/her/its AXIM Shares at a price he/she/it deems favorable.

3.9 Restrictive Legends. Each Sapphire Stockholder acknowledges that the certificate(s) representing such Sapphire Stockholder's pro rata portion of the AXIM Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

REGULATION D LEGEND:

> "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN

THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

Each Sapphire Lock-Up Stockholder further acknowledges and agrees that the following legend shall also be placed on their certificate(s):

LOCK-UP/LEAK-OUT LEGEND

"THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A LOCK-UP AND LEAK-OUT AND RELEASE AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). THE SECRETARY OF THE COMPANY WILL, UPON WRITTEN REQUEST, FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

3.10 Disclosure. The representations and warranties and statements of fact made by the Sapphire Stockholders in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES AXIM

AXIM hereby represents and warrants to Sapphire and the Sapphire Stockholders as of the date hereof and as of the Closing (unless otherwise indicated), as follows:

4.1 Organization. AXIM is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada, and has the requisite corporate power to carry on its business as now conducted.

4.2 Capitalization. AXIM's authorized capital stock consists of 300,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock (with 500,000 shares of Preferred Stock designated as Series B Convertible Preferred Stock and 500,000 shares of Preferred Stock designated as Series C Convertible Preferred Stock), of which 62,785,419 shares of Common Stock are issued and outstanding as of November 14, 2019 and 500,000 Shares of Series B Convertible Preferred Stock and 500,000 shares of Series C Convertible Preferred Stock are issued and outstanding immediately prior to the Closing. When issued pursuant to this Agreement, the AXIM Shares will be duly authorized, validly issued, fully-paid, non-assessable and free of preemptive rights. In addition to the Common Stock and Preferred Stock outstanding

immediately prior to the Closing, AXIM also has outstanding a convertible note, $500,000 face value, which is convertible into AXIM shares at a conversion price of $.10 per share.

4.3 Certain Corporate Matters. AXIM is licensed or qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the character of such properties or nature of such business requires it to be so licensed or qualified other than such jurisdictions in which the failure to be so licensed or qualified does not, or insofar as can reasonably be foreseen, in the future will not, have a material adverse effect. AXIM has delivered to Sapphire true, accurate and complete copies of its certificate or articles of incorporation and bylaws of AXIM, which reflect all restatements of and amendments made thereto at any time prior to the date of the Closing.

4.4 Authority Relative to this Agreement. AXIM has the requisite power and authority to enter into this Agreement and carry out its or his obligations hereunder. The execution, delivery and performance of this Agreement by AXIM and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of AXIM, and no other actions on the part of AXIM are necessary to authorize this Agreement or the transactions contemplated hereby.

4.5 Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by AXIM of the transactions contemplated by this Agreement.

4.6 Disclosure. The representations and warranties and statements of fact made by AXIM in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 5

INDEMNIFICATION

5.1 Sapphire Indemnification. For a period of two (2) years after the Closing, Sapphire and the Sapphire Stockholders (each, an "**Indemnifying Party**" and together the "**Indemnifying Parties**") agree, jointly and severally, to indemnify AXIM and each of their respective officers, directors, agents, successors and representatives (each, an "**Indemnified Party**" and collectively the "**Indemnified Parties**") against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses whatsoever reasonably and actually incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (each, a "**Claim**") to which it or they may become subject arising out of or based on either (i) with respect to all Indemnifying Parties, any breach of or inaccuracy in any of his/her/its representations and warranties or covenants or conditions made in this Agreement; or (ii) with respect to Sapphire, any and all liabilities arising out of or in connection with: (A) any of the assets of Sapphire prior to the Closing; or (B) the operations of Sapphire prior to the Closing (the "**AXIM Indemnification**"); *provided, however*, that the foregoing indemnification will not apply to any Claims to the extent they are based upon or arise

out of (x) any breach of this Agreement by any Indemnified Party, or (y) bad faith, gross negligence or willful misconduct on the part of any Indemnified Party or their representatives, agents and advisors. During the period of the AXIM Indemnification, if AXIM shall become reasonably aware of any Claim covered by this Section 5.1, and while such Claim is unresolved, AXIM shall have the right to issue stop transfer instructions to its transfer agent with respect to the AXIM Shares held by the Indemnifying Party. The parties specifically intend that the applicable statutes of limitations be superseded and replaced by the parties' agreement herein. The parties acknowledge and agree that this Article V constitutes the sole and exclusive remedy of the Indemnified Parties under this Agreement. In no event shall the aggregate obligations and liabilities of any Sapphire Stockholder under this Agreement exceed the value of the AXIM shares received by it.

5.2 Indemnification Procedures. If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party. The Indemnifying Party will not be liable to any Indemnified Party under this Article 5 for any settlement by an Indemnified Party effected without the Indemnifying Party's prior written consent, which shall not be unreasonably withheld or delayed; or to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party's indemnification pursuant to this Article 5.

ARTICLE 6

CONDITIONS TO CLOSING

6.1 Conditions to Obligations of Sapphire and the Sapphire Stockholders. The obligations of Sapphire and the Sapphire Stockholders under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. At the Closing, AXIM shall have delivered or caused to be delivered to Sapphire and the Sapphire Stockholders that were eligible for and participated in the Share Exchange the following:

(i) resolutions duly adopted by the Board of Directors of AXIM approving the following events or actions, as applicable:

a. the execution, delivery and performance of this Agreement;

b. the Share Exchange and the terms thereof; and

c. the execution, delivery and performance of the respective Lock-Up Agreements,

(ii) Stock certificates issued to the Sapphire Stockholders evidencing the issuance of the AXIM Shares as contemplated by this Agreement; and

(iii) this Agreement duly executed by AXIM.

6.2 Conditions to Obligations of AXIM. The obligations of AXIM under this Agreement shall be subject to each of the following conditions:

(a) Closing Deliveries. On the Closing Date, Sapphire and/or the Sapphire Stockholders shall have delivered to AXIM the following:

(i) this Agreement duly executed by Sapphire and the Sapphire Stockholders;

(ii) the respective Lock-up Agreements duly executed by Sapphire and the Sapphire Stockholders to the satisfaction of AXIM; and

(iii) the Assignment Separate from Certificate duly executed by the Sapphire Stockholders, a true and correct copy of which is attached hereto as Exhibit B.

(b) Required Number of Shares Tendered for the Share Exchange. On the Closing Date, the eligible Sapphire Stockholders shall tender for participation in the Share Exchange a number of shares of Sapphire common stock that is satisfactory to the Company in its sole discretion, but in no case less than 95% of the Sapphire common shares outstanding immediately prior to the Closing.

ARTICLE 7

GENERAL PROVISIONS

7.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at addresses set forth on the signature pages hereof (or at such other address for a party as shall be specified by like notice).

7.2 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

7.3 Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior

agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

7.4 Separate Counsel. Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

7.5 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

7.6 Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked manually executed document.

7.7 Parties In Interest. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto.

7.8 Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

7.9 Waiver of Conflicts. Each party to this Agreement acknowledges and agrees that Procopio, Cory, Hargreaves & Savitch LLP ("**Procopio**") is acting as counsel only to the Company in connection with the preparation of this Agreement (the "**AXIM Matters**"), and that Procopio has in the past represented, and may, now or in the future, represent the Company, Sapphire or other Sapphire Stockholders in matters unrelated to the AXIM Matters. The applicable rules of professional conduct require that Procopio inform the parties previously or presently represented by Procopio of this representation and obtain their consent. Procopio has served as counsel to the Company and has negotiated the terms of this Agreement solely on behalf of the Company. Each party to this Agreement acknowledges, represents and warrants to Procopio that (A) (i) the party has read this Agreement; (ii) the party has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the party's own choice or has voluntarily declined to seek such counsel; and (iii) the party understands the terms and consequences of this Agreement and is fully aware of the legal and binding effect; and (B) the party understands that (i) Procopio has been retained by the Company in connection with the

preparation, negotiation and execution of this Agreement; and (ii) the party has not engaged the services of Procopio in connection with the preparation, negotiation and execution of this Agreement and the party is not represented by Procopio in the preparation, negotiation and execution of this Agreement.

7.10 Expenses. At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

[*Remainder of Page Left Blank Intentionally, Signature Page to Follow*]

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the date first written above.

AXIM:

AXIM BIOTECHNOLOGIES, INC.

By: ______________________________
Name: Robert T. Malasek
Its: CFO

Address:

____

____

____

Email: ______________________________

SAPPHIRE:

SAPPHIRE BIOTECH, INC.

[redacted]ne: Catalina Valencia
[redacted] CEO

[redacted]

DOCS 125798-000001/3989736.1

SIGNATURE PAGE OF SAPPHIRE STOCKHOLDERS

SAPPHIRE STOCKHOLDERS:

Catalina Valencia
(Name of Sapphire Stockholder)

Catalina Valencia
(Signature)

____
(Name of Authorized Representative, if applicable)

____
(Title of Authorized Representative, if applicable)

Address:
[redacted]

SIGNATURE PAGE OF SAPPHIRE STOCKHOLDERS

SAPPHIRE STOCKHOLDERS:

Glycodots, LLC
(Name of Sapphire Stockholder)

[signature]
(Signature)

SERGEI A. SVAROVSKY
(Name of Authorized Representative, if applicable)

DIRECTOR
(Title of Authorized Representative, if applicable)

Address:
[redacted]

SIGNATURE PAGE OF SAPPHIRE STOCKHOLDERS

SAPPHIRE STOCKHOLDERS:

JOHN W. HUEMOELLER II
(Name of Sapphire Stockholder)

(Signature)

(Name of Authorized Representative, if applicable)

(Title of Authorized Representative, if applicable)

[redacted]

DOCS 125798-000001/3989736.1

SIGNATURE PAGE OF SAPPHIRE STOCKHOLDERS

SAPPHIRE STOCKHOLDERS:

Douglas Lake

(Name of Sapphire Stockholder)

[signature]

(Signature)

(Name of Authorized Representative, if applicable)

(Title of Authorized Representative, if applicable)

[redacted]

SIGNATURE PAGE OF SAPPHIRE STOCKHOLDERS

SAPPHIRE STOCKHOLDERS:

Alexander Family Trust dated 10/20/2008
(Name of Sapphire Stockholder)

[signature]
(Signature)

BRIAN D. ALEXANDER
(Name of Authorized Representative, if applicable)

Trustee
(Title of Authorized Representative, if applicable)

[redacted]

SIGNATURE PAGE OF SAPPHIRE STOCKHOLDERS

SAPPHIRE STOCKHOLDERS:

Victoria Pevsner Trust dated 01/13/2017
(Name of Sapphire Stockholder)

[signature]
(Signature)

BRIAN D ALEXANDER
(Name of Authorized Representative, if applicable)

Trustee
(Title of Authorized Representative, if applicable)

[redacted]

DOCS 125798-000001/3989736.1

SIGNATURE PAGE OF SAPPHIRE STOCKHOLDERS

SAPPHIRE STOCKHOLDERS:

SKYSONG INNOVATIONS, LLC
(Name of Sapphire Stockholder)

[signature]
(Signature)

CHARLIE LEWIS
(Name of Authorized Represtative, if applicable)

SR. VP VENTURE DEV
(Title of Authorized Representative, if applicable)

[redacted]